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                                  EXHIBIT 5.1


                        [LETTERHEAD OF THE LAW OFFICES OF
                GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP]




                                  April 7, 2000



The Todd-AO Corporation
900 North Seward Street
Hollywood, California 90038


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 to be filed by The Todd-AO Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 757,021 shares of Common Stock, par value $.01 per share (the "Common Stock"), to be issued by you pursuant to The Todd-AO Corporation 1986 Stock Option Plan, The Todd-AO Corporation 1995 Stock Option Plan and The Todd-AO Corporation 1997 Stock Option Plan (the "Plans") as follows:

     (a) Eighty-four thousand three hundred fifty (84,350) shares upon the exercise of options granted under the 1986 Stock Option Plan;

     (b) Five hundred eighty-five thousand eight hundred twenty-one (585,821) shares upon the exercise of options granted under the 1995 Stock Option Plan; and

     (c) Eighty-six thousand eight hundred fifty (86,850) shares upon the exercise of options granted under the 1997 Stock Option Plan.









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GREENBERG GLUSKER FIELDS
CLAMAN & MACHTINGER LLP


The Todd-AO Corporation
April 7, 2000
Page 2



     We are familiar with the proceedings taken and proposed to be taken in connection with the authorization of the Plans and the Common Stock to be issued pursuant to and in accordance with the Plans, and we have examined such matters of fact and law as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization and with the provisions of the Plans, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our Firm therein.



                                                     Very truly yours,



                                                     GREENBERG GLUSKER FIELDS
                                                     CLAMAN & MACHTINGER LLP









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